Exhibit 10.1

VALLEY NATIONAL BANCORP

Up to 5,670,000
Shares of Common Stock
(no par value)

EQUITY DISTRIBUTION AGREEMENT

June 8, 2009

STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, Maryland 21202

RBC CAPITAL MARKETS CORPORATION
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:

Valley National Bancorp, a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and RBC Capital Markets Corporation (“RBC” and, together with Stifel Nicolaus, the “Agents”), as sales agent and/or principal, up to 5,670,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”) on the terms set forth in Section 2 of this Equity Distribution Agreement (the “Agreement”).  The Company agrees that whenever it determines to sell Shares directly to an Agent, as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

Section 1.  Representations and Warranties.  The Company represents and warrants to the Agents that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Company Earnings Report date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(c) below) and each Settlement Date (as defined in Section 2 below):

(a)           Compliance with Registration Requirements.  The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-157561), in respect of the Company’s Common Stock (including the Shares) (collectively, the “Securities”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use therein.

(b)           Incorporation of Documents by Reference.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(d)           Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries  at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(e)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated direct or indirect subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its consolidated direct or indirect subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its direct or indirect subsidiaries considered as one enterprise, and (C) except for cash and stock dividends on the Common Stock as described in the Registration Statement, the General Disclosure Package and the Prospectus in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(f)           Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).

(g)           Status of Significant Subsidiaries.  Valley National Bank (the “Bank”) is a duly organized and validly existing national banking association and each of VNB Realty, Inc., VNB Capital Corp., Shrewsbury Capital Corporation, VN Investments, Inc. and Shrewsbury State Investment Co., Inc. (each, including the Bank, a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act) (collectively with the Bank, the “Significant Subsidiaries”)) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.  The Bank is the only depository institution subsidiary of the Company.

(h)           Capitalization.  The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration or listing of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.  The outstanding shares of the Common Stock have been approved for listing and the Shares being sold hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE.

(i)           Authorization of Agreements.  This Agreement and any Terms Agreement have been duly authorized by the Company.  This Agreement has been, and any Terms Agreement will be, duly executed and delivered by the Company.

(j)           Authorization and Description of Securities.  The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus in all material respects and such description conforms to the rights set forth in the Certificate of Incorporation of the Company; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(k)           Absence of Defaults and Conflicts.  (a) Neither the Company nor the Significant Subsidiaries is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Significant Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such default that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Significant Subsidiaries or any of their assets, properties or operations, except for such violation that would not, individually or in the aggregate, have a Material Adverse Effect; (b)(i) and the execution, delivery and performance of this Agreement or of any Terms Agreement and the consummation of the transactions contemplated herein or in any Terms Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Significant Subsidiaries pursuant to, the Agreements and Instruments, (ii) nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the Significant Subsidiaries, (iii) nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Significant Subsidiaries or any of their assets, properties or operations, except for such violation that would not, individually or in the aggregate, have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Significant Subsidiaries.

(l)           Absence of Labor Dispute.  No labor dispute with the employees of the Company or the Significant Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Significant Subsidiaries’ principal suppliers, manufacturers, customers or contractors.

(m)           Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Significant Subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or any Terms Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or the Significant Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(n)           Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(o)           Possession of Intellectual Property.  The Company and the Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor the Significant Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Significant Subsidiaries therein.

(p)           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(q)           Absence of Manipulation.   Neither the Company nor any affiliate of the Company has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)           Possession of Licenses and Permits.  The Company and the Significant Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(s)           Title to Property.  The Company and the Significant Subsidiaries have good and marketable title to all real property owned by the Company and the Significant Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Significant Subsidiaries; and all of the leases and subleases material to the business of the Company and the Significant Subsidiaries, considered as one enterprise, and under which the Company or the Significant Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor the Significant Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Significant Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Significant Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(t)           Investment Company Act.  The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(u)           Environmental Laws.  Except as described in the Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect, (A) neither the Company nor the Significant Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Significant Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Significant Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Significant Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(v)           Registration Rights.  Other than pursuant to agreements for which the Company has fully satisfied its registration obligations, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(w)           Accounting Controls and Disclosure Controls.  The Company and the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(x)           Well-Known Seasoned Issuer.  (A)(i)  At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(y)           No Commissions.  Neither the Company nor the Significant Subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or the Significant Subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(z)           Actively-Traded Security.  The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(aa)           Deemed Representation.  Any certificate signed by any officer of the Company delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

(bb)           Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc)           Payment of Taxes.  All United States federal income tax returns of the Company and the Significant Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The United States federal income tax returns of the Company through the fiscal year ended December 31, 2008 have been settled and no assessment in connection therewith has been made against the Company. The Company and the Significant Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Significant Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(dd)           Insurance.  The Company and the Significant Subsidiaries carry or are entitled to the benefits of insurance, with, to the best knowledge of each of the Company and the Significant Subsidiaries, financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or the Significant Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor the Significant Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ee)           Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, where required, the Company has obtained the written consent to the use of such data from such sources.

(ff)           Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)           Money Laundering Laws.  Except as set forth on Schedule I hereto, the operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh)           OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Significant Subsidiaries, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff)           Regulatory.  The Company and the Significant Subsidiaries are in compliance with all laws, rules and regulations of, or administered or promulgated by, the Office of the Comptroller of Currency (the “OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and any other federal or state bank, insurance or other financial regulatory authorities (collectively with the OCC, FDIC and the Federal Reserve Board, the “Regulatory Authorities”) with jurisdiction over the Company or any of its Significant Subsidiaries to the extent such laws or regulations apply to the Company or any of its Significant Subsidiaries, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries is a party to any written agreement or memorandum of understanding with, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Regulatory Authority which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding or similar submission, or any such board resolutions; the deposit accounts of the Bank are insured with the FDIC up to applicable limits to the fullest extent permitted by law; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or the Bank, threatened.

(gg)           No Restrictions on Subsidiaries.  No direct or indirect subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other direct or indirect subsidiary of the Company, except, in each case, as described in the Registration Statement, the General Disclosure Package or the Prospectus and for generally applicable laws, rules and regulations.

(hh)           Margin Rules.  Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Federal Reserve Board or any other regulation of the Federal Reserve Board.

Section 2.  Sale and Delivery of Shares.

(a)           Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through Stifel Nicolaus or RBC, as the case may be, acting as sales agent or directly to such Agent acting as principal from time to time, and such Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares.  Sales of the Shares, if any, through Stifel Nicolaus or RBC, as the case may be, acting as sales agent or directly to such Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)           The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and Stifel Nicolaus or RBC, as the case may be, on that trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed such Agent to make such sales.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its direct or indirect subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which Stifel Nicolaus or RBC, as the case may be, is acting for the Company in a capacity other than as Agent under this Agreement.  On any Trading Day, the Company may instruct Stifel Nicolaus or RBC, as the case may be, by telephone or email (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold by such Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions hereof, Stifel Nicolaus or RBC, as the case may be, shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company.  The Company and the Agents, acting severally and not jointly, each acknowledge and agree that (A) there can be no assurance that Stifel Nicolaus or RBC, as the case may be, will be successful in selling the Shares, (B) such Agent will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement and (C) such Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by each of such Agent and the Company pursuant to a Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)  Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and Stifel Nicolaus or RBC, as the case may be, as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to such Agent in writing.  In addition, the Company may, upon notice to Stifel Nicolaus or RBC, as the case may be, suspend the offering of the Shares or such Agent may, upon notice to the Company, suspend the offering of the Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.  Any notice given pursuant to the preceding sentence may be given by telephone or email (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged).

(d)  The gross sales price of any Shares sold pursuant to this Agreement by Stifel Nicolaus or RBC, as the case may be, acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices.  The compensation payable to the Agents for sales of Shares with respect to which the Agents act as sales agent shall be equal to 1.75% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement.  The Company may sell Shares to Stifel Nicolaus or RBC, as the case may be, acting as principal, at a price agreed upon with such Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).  Stifel Nicolaus or RBC, as the case may be, shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(e)  If acting as a sales agent hereunder, Stifel Nicolaus or RBC, as the case may be, shall provide written confirmation to the Company following the close of trading on the NYSE, each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to such Agent with respect to such sales.

(f)  Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to Stifel Nicolaus or RBC, as the case may be, in writing. In addition, under no circumstances shall any Shares with respect to which Stifel Nicolaus or RBC, as the case may be, acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to such Agent in writing.

(g)           If either the Company or Stifel Nicolaus or RBC, as the case may be, believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other parties and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h)           Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and Stifel Nicolaus or RBC, as the case may be (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through Stifel Nicolaus or RBC, as the case may be, for settlement on such date shall be delivered by the Company to such Agent against payment of the Net Proceeds from the sale of such Shares.  Settlement for all Shares shall be effected by book-entry delivery of Shares to Stifel Nicolaus’s or RBC’s, as the case may be, account at The Depository Trust Company against payments by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold Stifel Nicolaus or RBC, as the case may be, harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)           Notwithstanding any other provision of this Agreement, the Company and the Agents agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, during any period (x) unless otherwise agreed by the Company and the Agents, in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, or (y) in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and such Agent, for purposes of clause (y) of this paragraph (i) any such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

(j)           At each Applicable Time, Settlement Date, Registration Amendment Date, Company Earnings Report Date (as defined below) and each Company Periodic Report Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement.  Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3.  Covenants.   The Company agrees with the Agents:

(a)           During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by either Agent promptly after reasonable notice thereof and to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agents with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)           Promptly from time to time to take such action as either Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)           During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agents, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents, copies of the most recent Prospectus in such quantities and at such locations as either Agent may reasonably request for the purposes contemplated by the 1933 Act.  During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as either Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)           (i)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and the Significant Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(ii)           If the Company makes any public announcement or release disclosing its results of operations or financial condition for a completed quarterly or annual fiscal period and the Company has not yet filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with respect to such information, as applicable, then, prior to any sale of Shares, the Company shall be obligated to either (x) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement shall include the applicable financial information, (y) file a Current Report on Form 8-K, which report shall include the applicable financial information or (z) furnish a Current Report on Form 8-K pursuant to Item 2.02 thereof, which current report shall specifically state that the applicable financial information shall be deemed “filed” under the 1934 Act.

(e)           To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(f)           To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.

(g)           In connection with the offering and sale of the Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed or quoted on the NYSE and will maintain such listings or quotations.

(h)           To not take, directly or indirectly, and to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)           At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below), each Company Earnings Report Date (as defined below), each Company Periodic Report Date (as defined below) and each date on which Shares are delivered to the Agents pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement.  In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through such Agent under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(j)           Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agents as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i), (3) in connection with the filing of any current reports on Form 8-K (other than any current reports on Form 8-K which contain financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which a current report on Form 8-K shall be furnished by the Company under Item 2.02 of such form in respect of a public disclosure or material non-public information regarding the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to the Agents a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i), (ii) or (iii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(k)           Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date, (ii) Company Earnings Report Date and (iii) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agents and to counsel to the Agents the written opinion and letter of each Company Counsel or other counsel reasonably satisfactory to the Agents, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions and letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i), (ii) or (iii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(l)           Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date, (ii) Company Earnings Report Date and (iii) Company Periodic Report Date, the Company will cause KPMG LLP, or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i), (ii) or (iii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(m)           The Company consents to Stifel Nicolaus and RBC trading in the Company’s Common Stock for their respective accounts and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(n)           If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(o)           The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(p)           The Company will not, without (i) giving the Agents at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (y) the Shares to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement and (z) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(q)           If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) relating to the Shares, in a form satisfactory to the Agents.  If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(r)           During the term of this Agreement, the Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of the Shares pursuant to this Agreement by the Company, shall only be effected by or through only one of Stifel Nicolaus or RBC on any single given day, but in no event by more than one Agent, and the Company shall in no event request that Stifel Nicolaus and RBC sell Shares on the same day.

Section 4.  Free Writing Prospectus.

(a)           (i)           The Company represents and agrees that without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

(ii)           each of the Agents, acting severally and not jointly, represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b)           The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5.  Payment of Expenses.

(a)           The Company covenants and agrees with the Agents that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing or quoting the Shares on the NYSE; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, each Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

(b)           If either (i) an aggregate of 1,134,000 Shares or (ii) a lesser number of Shares having an aggregate offering price of at least $14,000,000.00 have not been offered and sold under this Agreement by six months from the date hereof (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents incurred by the Agents in connection with the offering contemplated by this Agreement.

Section 6.  Conditions of Agents’ Obligation.  The obligations of each of the Agents hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents.

(b)           On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agents, Simpson Thacher & Bartlett LLP, counsel for the Agents, shall have furnished to the Agents such written opinion or opinions, dated as of such date, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)           (i)           On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agents, Day Pitney LLP, counsel for the Company, shall have furnished to the Agents written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agents, to the effect set forth in Annex II hereto.

(ii)           On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agents, the General Counsel of the Company shall have furnished to the Agents written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agents, to the effect set forth in Annex III hereto

(d)           At the dates specified in Section 3(l) hereof and on such other dates as reasonably requested by the Agents, the independent accountants of the Company who have certified the financial statements of the Company and the Significant Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agents a letter dated as of the date of delivery thereof and addressed to the Agents in form and substance reasonably satisfactory to the Agents and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and the Significant Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)           (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agents, the Company will furnish or cause to be furnished promptly to the Agents a certificate of an officer in a form satisfactory to the Agents stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) and on such other dates as reasonably requested by an Agent (which may include, without limitation, each date on which the Company requests that sales of Shares be effected), the Agents shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(f)           Since the date of the latest audited financial statements then included or incorporated by reference in the General Disclosure Package and the Prospectus, no Material Adverse Effect shall have occurred.

(g)           The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h)           On such dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents.

(i)           All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j)           The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.

(k)           Prior to any Settlement Date, the Company shall have furnished to the Agents such further information, documents or certificates as the Agents may reasonably request.

Section 7.  Indemnification.

(a)           The Company will indemnify and hold harmless each of the Agents against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by such Agent expressly for use therein.

(b)           Each Agent, acting severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by such Agent expressly for use therein (it being understood that such information shall consist solely of the following: the first (only the third sentence thereof), second (only the first and third sentences thereof) and fourth paragraphs under the heading “Plan of Distribution”); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agents.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total compensation received by such Agent with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of each of the Agents and to each person, if any, who controls such Agent within the meaning of the 1933 Act and each broker dealer affiliate of such Agent; and the obligations of such Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 8.  Representations, Warranties and Agreements to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any controlling person of the Agents, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) neither Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)           The Company shall have the right, by giving written notice to all parties to this Agreement as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agents for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Each Agent shall have the right, by giving written notice to all parties to this Agreement as hereinafter specified, to terminate this Agreement with respect to such Agent in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)           In the case of any purchase by an Agent pursuant to a Terms Agreement, such Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the NYSE or NASDAQ, or if trading generally on the NYSE Alternext US or the NYSE or NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

Section 11.  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, telex or facsimile transmission to:

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Fax No.  (443) 224-1257
Attention: Syndicate Department

RBC Capital Markets Corporation
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281
Fax No.  (212) 428-6260
Attention: Equity Capital Markets Group

and if to the Company to:

Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07470
Fax No.  (973) 305-8415
Attention: Alan D. Eskow, Executive Vice President and Chief Financial Officer.

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12.  Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers, directors, employees, attorneys and agents of the Company and the Agents and each person who controls the Company or the Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase.

Section 13.  Time of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14.  Waiver of Jury Trial.  The Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16.  Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17.   Severability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

VALLEY NATIONAL BANCORP

By:	/s/ Gerald H. Lipkin
	Name:	Gerald H. Lipkin
	Title:	Chairman, President and Chief Executive Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Ben A. Plotkin
	Name:	Ben A. Plotkin
	Title:	EVP

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Michael D. Bennett
	Name:	Michael D. Bennett
	Title:	Director

ANNEX I

VALLEY NATIONAL BANCORP

Common Stock
(no par value)

TERMS AGREEMENT

[STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, Maryland 21202
Attn: Syndicate Department]

[RBC CAPITAL MARKETS CORPORATION
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281
Attn: Equity Capital Markets Group]

Ladies and Gentlemen:

Valley National Bancorp, a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated June 8, 2009 (the “Distribution Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and RBC Capital Markets Corporation (“RBC” and, together with Stifel Nicolaus, the “Agents”), to issue and sell to [Stifel Nicolaus][RBC] the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to [Stifel Nicolaus][RBC] the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.

[[Stifel Nicolaus][RBC] shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by such Agent to the Company for the Purchased Securities.  This option may be exercised by [Stifel Nicolaus][RBC] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by [Stifel Nicolaus][RBC], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

Annex I-1

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to [Stifel Nicolaus][RBC] is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [Stifel Nicolaus][RBC] and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between [Stifel Nicolaus][RBC] and the Company in accordance with its terms.

Very truly yours,

VALLEY NATIONAL BANCORP

By:
Name:
Title:

Accepted as of the date hereof:

[STIFEL, NICOLAUS & COMPANY, INCORPORATED] [RBC CAPITAL MARKETS CORPORATION]

By:
Name:
Title:

*           Include only if the Agents has an over-allotment option.

Annex I-2

Schedule to Terms Agreement

1.	Title of Purchased Securities [and Additional Securities]:

Common Stock, no par value

2.	Number of Shares of Purchased Securities:

3.	[Number of Shares of Additional Securities:]

4.	Price to Public:

5.	Purchase Price by [Stifel][RBC]:

6.	Settlement Date:

7.	Closing Location:

8.	Lock-up Agreements:

 Annex I-3